UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2015

HILL-ROM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	1-6651 (Commission File Number)	35-1160484 (IRS Employer Identification No.)

1069 State Route 46 East Batesville, Indiana (Address of principal executive offices)		47006-8835 (Zip Code)

(812) 934-7777 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry Into a Material Definitive Agreement.

Merger Agreement

On June 16, 2015, Hill-Rom Holdings, Inc. (“Hill-Rom”) entered into a Merger Agreement (the “Merger Agreement”), by and among Hill-Rom, Empire Merger Sub Corp. (“Merger Sub”) and Welch Allyn Holdings, Inc. (“Welch Allyn”), providing for the acquisition of Welch Allyn by Hill-Rom.  Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into Welch Allyn with Welch Allyn surviving the merger as a wholly owned subsidiary of Hill-Rom (the “Merger”).

Pursuant to the terms of the Merger Agreement and subject to the conditions set forth therein, at the effective time of the Merger, each outstanding share of common stock – Class A, no par value per share, of Welch Allyn and common stock – Class B, $.01 par value per share, of Welch Allyn (collectively, the “Welch Allyn Common Stock”), as of the closing of the Merger, will be converted into the right to receive a portion of the aggregate merger consideration of $2,050,000,000, consisting of cash consideration of $1,625,000,000 (the “Cash Consideration”) and 8,133,722 shares of common stock, without par value, of Hill-Rom (the “Equity Consideration”) as of June 16, 2015, subject to adjustments for net working capital, cash, indebtedness and selling expenses (collectively, the “Merger Consideration”).  The Merger Agreement has been approved by the Board of Directors of Hill-Rom and the Board of Directors of Welch Allyn.

The Merger Agreement contains customary representations and warranties, covenants and agreements.  In addition, Hill-Rom and Welch Allyn have agreed to indemnify each other for potential losses, and $75 million of the Cash Consideration at closing will be held in escrow to secure Welch Allyn’s indemnification obligations under the Merger Agreement.

Consummation of the Merger is subject to customary closing conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the approval of the Merger by the requisite holders of Welch Allyn Common Stock and the effectiveness of Hill-Rom’s Form S-4 registration statement registering the Equity Consideration pursuant to the Securities Act of 1933, as amended.  Hill-Rom’s obligation to consummate the Merger is not subject to any condition related to the availability of financing.  The Merger Agreement contains customary termination rights for Hill-Rom and Welch Allyn and is subject to termination if the transaction is not completed on or before November 30, 2015.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the actual terms of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any financial or other factual information about Hill-Rom or Welch Allyn. In particular, the representations, warranties and covenants contained in the Merger Agreement (1) were made only for purposes of that agreement and as of specific dates, (2) were solely for the benefit of the parties to the Merger Agreement, (3) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing those matters as facts and (4) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Hill-Rom. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about Hill-Rom and its subsidiaries that Hill-Rom includes in reports, statements and other filings it makes with the Securities and Exchange Commission.

Voting Agreement

Following the execution of the Merger Agreement, on June 16, 2015, Hill-Rom and Merger Sub entered into a voting agreement and irrevocable proxy with certain shareholders of Welch Allyn representing in aggregate at least the number of shares of Welch Allyn Common Stock sufficient to approve the Merger (the Voting Agreement”).

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the actual terms of the Voting Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Financing

In connection with the execution of the Merger Agreement, Hill-Rom entered into a commitment letter (the “Commitment Letter”) with Goldman Sachs Bank USA (“GS Bank”) and Goldman Sachs Lending Partners LLC.  The Commitment Letter provides that the GS Bank will commit to provide to Hill-Rom (i) (A) a $1,000 million senior secured term loan A facility (the “TLA Facility”), (B) a $725 million senior secured term loan B facility (the “TLB Facility”) and (C) a $500 million senior secured revolving facility (the “Revolving Facility”, and collectively with the TLA Facility and the TLB Facility, the “Senior Secured Facilities”), which Senior Secured Facilities will be secured on a first priority basis by substantially all of Hill-Rom’s assets, and (ii) up to a $500 million senior unsecured bridge facility.

Additional Information and Where to Find It

Hill-Rom will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 to register shares of Hill-Rom common stock that will be issued to Welch Allyn shareholders in connection with the transaction, which will include a proxy statement/prospectus that will be delivered to Welch Allyn’s shareholders in connection with their required approval of the transaction. INVESTORS AND SECURITYHOLDERS OF WELCH ALLYN ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER FILINGS THAT MAY BE MADE WITH THE SEC IN CONNECTION WITH THE TRANSACTION WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The registration statement and proxy statement/prospectus and other documents which will be filed by Hill-Rom with the SEC, when filed, will be available free of charge at the SEC’s website at www.sec.gov, or from Hill-Rom, 1069 State Route 46 East, Batesville, Indiana 47006, Attention Corporate Secretary.  Certain executive officers and directors of Welch Allyn have interests in the proposed transaction that may differ from the interests of stockholders generally. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 8.01Other Events

On June 17, 2015, Hill-Rom issued a press release announcing the Merger. A copy of the press release is attached hereto as Exhibit 99.1.

 Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
2.1	Merger Agreement, dated June 16, 2015, by and among Hill-Rom Holdings, Inc., Empire Merger Sub Corp. and Welch Allyn Holdings, Inc.
10.1	Voting Agreement, dated June 16, 2015, by and among Hill-Rom Holdings, Inc., Empire Merger Sub Corp. and certain shareholders of Welch Allyn.
99.1	Press Release, dated June 17, 2015, issued by Hill-Rom Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL-ROM HOLDINGS, INC.
(Registrant)

DATE: June 17, 2015	By:	/s/ Steven J. Strobel
	Name:	Steven J. Strobel
	Title:	Senior Vice President and Chief Financial Officer (duly authorized officer and principal financial officer)

Exhibit Index

Exhibit No.	Description
2.1	Merger Agreement, dated June 16, 2015, by and among Hill-Rom Holdings, Inc., Empire Merger Sub Corp. and Welch Allyn Holdings, Inc.
10.1	Voting Agreement, dated June 16, 2015, by and among Hill-Rom Holdings, Inc., Empire Merger Sub Corp. and certain shareholders of Welch Allyn.
99.1	Press Release, dated June 17, 2015, issued by Hill-Rom Holdings, Inc.